EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 2, 1998, in the Post Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-46197) and related Prospectus of Ursus Telecom Corporation for the registration of 200,000 shares of its Common Stock on behalf of the Registering Stockholders.

                                       /s/ ERNST & YOUNG LLP

Miami, Florida
March 31, 1999

                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1998, with respect to the financial statements of Access Authority, Inc. included in the Post Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-46197) and related Prospectus of Ursus Telecom Corporation for the registration of 200,000 shares of its Common Stock on behalf of the Registering Stockholders.


                                   /s/ ERNST & YOUNG LLP


Tampa, Florida
March 31, 1999